Exhibit 99.1

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF

AMARANTUS BIOSCIENCE, INC.

8 February 2013

The undersigned, being all of the directors of Amarantus Bioscience, Inc., a Delaware corporation (the “Company”), in accordance with Delaware laws and regulations and the Company’s By Laws, do hereby consent to and adopt the following resolution at a duly called and noticed meeting of the Board of Directors with all of the Directors present:

WHEREAS, it would be beneficial for the Company to form a subsidiary and license Company IP to the subsidiary, as the officers of the Company deem appropriate; and,

WHEREAS, a newly-formed diagnostic subsidiary could be funded through a private investment and eventually a public offering; and,

WHEREAS, an appropriate and descriptive name for the new subsidiary is Amarantus Diagnostics, Inc.;

NOW, THEREFORE, BE IT RESOLVED, the Officers of the Company are directed to take any and all actions necessary to form a new subsidiary and license the Company diagnostic IP to the newly-formed subsidiary; and,

BE IT FURTHER RESOLVED, that the name of the newly-formed diagnostic subsidiary be Amarantus Diagnostics, Inc.; and,

BE IT FURTHER RESOLVED the current President and CEO of the Company, Gerald Commssiong, shall be the sole Director and interim CEO of Amarantus Diagnostics, Inc. and Marc Faeber, the Company’s CFO, shall be the interim CFO of Amarantus Diagnostics, Inc.; and,

BE IT FURTHER RESOLVED, that the Company provide initial funding of $50,000, in the form of a note payable, to Amarantus Diagnostics, Inc. for organizational expense and operating capital; and,

BE IT FURTHER RESOLVED, that the officers of the Company investigate and implement the most viable vehicle for public funding for the diagnostics subsidiary; and,

BE IT FURTHER RESOLVED, any and all actions taken by the Officers of the Company in accordance with this Resolution, both before or after its adoption, is adopted and approved as acts of the Company.

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, have executed this Consent as of the date first written above.

/s/ Gerald Commissiong	/s/ Robert L. Harris
Gerald Commissiong	Robert L Harris

/s/ Dr. John W. Commissiong
Dr. John W. Commissiong